Exhibit 99.1

FIRST UNITED CORPORATION RESCINDS ELECTION OF EARLY ADOPTION OF SFAS 159 AND 157 AND TAKES ONE-TIME CHARGE TO EARNINGS

OAKLAND, MARYLAND—May 10, 2007: First United Corporation (Nasdaq: FUNC), a financial holding company and the parent company of First United Bank & Trust (the “Corporation”), announced today that it has decided to rescind its early adoption of Statement of Financial Accounting Standards No. 159 “The Fair Value Option for Financial Assets and Liabilities” (“SFAS 159”) and Statement of Financial Accounting Standards No. 157 “Fair Value Measurement” (“SFAS 157”).

In its April 13, 2007 press release, the Corporation announced that it had early adopted SFAS 159, in conjunction with SFAS 157, and presented financial information related to an associated restructuring of its investment portfolio, on a basis believed to be an appropriate interpretation of SFAS 159 at that time after consulting with Beard Miller Company LLP, the Corporation’s registered independent accounting firm. Since that press release was issued, guidance regarding SFAS 159 has emerged, including guidance recently issued by the AICPA’s Center for Audit Quality. In addition, the Corporation has engaged in numerous discussions regarding its intent to early adopt SFAS 159 with the Staff of the Securities and Exchange Commission’s Division of Corporation Finance (the “Staff”). After its initial communications with the Staff, the Corporation believed that its basis for early adopting SFAS 159 remained appropriate. Subsequently, however, the Staff reevaluated, and to the knowledge of the Corporation continues to reevaluate, its position with respect to the proper interpretation of SFAS 159 and the Staff communicated that reevaluation to the Corporation. The totality of the guidance and circumstances, and the fact that the correct interpretation of SFAS 159 remains uncertain, caused the Corporation to reevaluate its initial intent to early adopt SFAS 159 for selected investment securities.

After conducting this reevaluation, the Corporation determined that the uncertainty surrounding the proper interpretation of SFAS 159 required a finding that it would not be in the best interest of shareholders to early adopt SFAS 159 and SFAS 157 in the current fiscal year. The decision to rescind early adoption of SFAS 159 does not impact the strong operating earnings and cash flows of the Corporation’s businesses, nor does it affect the prospective increase in investment income expected from the increased book yield of the newly purchased investment securities. The investment portfolio restructuring is expected to have a positive long-term impact on the Corporation’s net interest margin and to mitigate future interest rate, premium and call risk.

In connection with the rescission of the early adoption of SFAS 159 and SFAS 157, the Corporation will recognize a loss of approximately $1.5 million in its earnings for the first quarter of 2007. This loss is expected to be partially offset during the remainder of the year by the expected increase in investment income related to the restructuring. Shareholder’s Equity is not changed by the rescission, which is expected to ultimately result in the same economic position for the Corporation as if the Corporation had early adopted. Additional information regarding earnings for the quarter ended March 31, 2007 will be available in the quarterly report on Form 10-Q which is expected to be filed by Tuesday, May 15, 2007.

ABOUT FIRST UNITED CORPORATION

First United Corporation offers full-service banking products and services through its trust company subsidiary, First United Bank & Trust, and consumer finance products through its consumer finance subsidiaries, OakFirst Loan Center, Inc. and OakFirst Loan Center, LLC. The Corporation also offers a full range of insurance products and services to customers in its market areas through First United Insurance Group, LLC. These entities operate a network of offices throughout Garrett, Allegany, Washington, and Frederick Counties in Maryland, as well as Mineral, Hardy, Berkeley, and Monongalia Counties in West Virginia. As of December 31, 2006, the Corporation reported assets of $1.3 billion and equity of $96.9 million. The Corporation’s website is www.mybankfirstunited.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts, but rather statements about management’s beliefs, plans and objectives about the future, as well as its assumptions and judgments concerning such beliefs, plans and objectives. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, changes in general economic, market, or business conditions; changes in the quality or composition of the investment portfolio; changes in laws or regulations or policies of federal and state regulators and agencies; and other circumstances beyond the Corporation’s control. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated will be realized, or if substantially realized, will have the expected consequences on the Corporation’s business or operations. For a discussion of the risks and uncertainties to which the Corporation is subject, see the section of the periodic reports that the Corporation files with the Securities and Exchange Commission entitled “Risk Factors”.